UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2011

SPARTAN STORES, INC.

(Exact name of registrant as specified in its charter)

Michigan	000-31127	38-0593940
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan		49518-8700
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (616) 878-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2011, Craig C. Sturken notified the Board of Directors of Spartan Stores, Inc. (the “Company”) that he will retire as an executive officer of the Company, effective February 18, 2011. Mr. Sturken’s retirement as an executive officer is part of the executive leadership transition process discussed by Mr. Sturken and the Board of Directors. Mr. Sturken will continue to serve as a non-employee director of the Company and Chairman of the Board of Directors. As Chairman, Mr. Sturken will receive an annual retainer as Chairman of the Board in the amount of $150,000. Mr. Sturken will not receive meeting fees for his service as a director, but he will otherwise be eligible to participate in the Company’s director compensation programs, as described in the Company’s proxy statement filed with the Commission on June 25, 2010.

As of the date of his retirement, Mr. Sturken held outstanding and unvested shares of restricted stock granted to him pursuant to the Company’s shareholder-approved 2001 Stock Incentive Plan and Stock Incentive Plan of 2005 (the “Plans”). Pursuant to the terms of each Plan and each award of restricted stock, a pro-rata portion of each award of restricted stock automatically vested upon Mr. Sturken’s retirement. Accordingly, effective February 18, 2011, 25,128 shares of restricted stock previously awarded to Mr. Sturken automatically vested. The terms of the Plans and each award also provide that the Compensation Committee may, in its discretion, waive the restrictions remaining on any shares of restricted stock following an associate’s retirement. In recognition of Mr. Sturken’s distinguished service and extraordinary contributions to the Company over the past eight years, the Compensation Committee waived the restrictions on the remaining shares of restricted stock previously awarded to him that would not have otherwise vested upon his retirement. As a result of the Compensation Committee’s action, the Company recognized the incremental compensation expense associated with the vesting of 49,032 shares of restricted stock on February 18, 2011. The Company accounts for share-based compensation expense in accordance with FASB ASC Topic 718.

Item 7.01	Regulation FD Disclosure.

On February 18, 2011, the Company issued the press release attached to this Current Report on Form 8-K as Exhibit 99.1. The press release is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits: The following document is attached as an exhibit to this report on Form 8-K:

99.1	Press Release dated February 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 18, 2011	SPARTAN STORES, INC.

	By	/s/ David M. Staples
David M. Staples Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

99.1	Press Release dated February 18, 2011.